Exhibit 1.2
PRICING AGREEMENT
March 2, 2011
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
As Representatives of the several Underwriters
named in Schedule I hereto
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Ladies and Gentlemen:
     MetLife, Inc., a Delaware corporation (the “Company”), American International Group, Inc., a Delaware corporation (“AIG”), and its wholly-owned subsidiary, ALICO Holdings LLC, a Delaware limited liability company (the “Selling Stockholder”), propose, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated March 2, 2011 (the “Underwriting Agreement”), to issue and sell, in the case of the Company, and to sell, in the case of the Selling Stockholder, to the Underwriters named in Schedule I hereto (the “Underwriters”) the respective total number of shares of the Company’s common stock, par value $0.01 per share specified in Schedule I hereto (the “Securities”) at the purchase price per share specified in Schedule II hereto.
     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Securities shall be considered Securities under the Underwriting Agreement. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver, and the Selling Stockholder agrees to sell and deliver, to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Closing Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.
     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company, AIG and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, AIG and the Selling Stockholder for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
[Signature pages follow]

2

Very truly yours, METLIFE, INC.
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer

[Signature Page to Common Stock Pricing Agreement]

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Executive Vice President – Treasury and Capital Markets

ALICO HOLDINGS LLC
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager
[Signature Page to Common Stock Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters: GOLDMAN, SACHS & CO.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

[Signature Page to Common Stock Pricing Agreement]

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Colin Savage
	Name:	Colin Savage
	Title:	Citigroup Global Markets Inc. Vice President
[Signature Page to Common Stock Pricing Agreement]

CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Nandini Mongia
	Name:	Nandini Mongia
	Title:	Managing Director
[Signature Page to Common Stock Pricing Agreement]

SCHEDULE I
TO PRICING AGREEMENT

		Total Number of
	Total Number of	Securities to be
	Securities to be	Purchased from
	Purchased from	ALICO Holdings
Underwriters	MetLife, Inc.	LLC
Goldman, Sachs & Co.	17,005,361	19,403,449
Citigroup Global Markets Inc.	6,857,002	7,823,971
Credit Suisse Securities (USA) LLC	5,142,752	5,867,978
Barclays Capital Inc.	4,114,200	4,694,383
Deutsche Bank Securities Inc.	4,114,200	4,694,383
J.P. Morgan Securities LLC	4,114,200	4,694,383
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,114,200	4,694,383
Morgan Stanley & Co. Incorporated	4,114,200	4,694,383
UBS Securities LLC	4,114,200	4,694,383
Wells Fargo Securities, LLC	4,114,200	4,694,383
BNP Paribas Securities Corp.	557,885	636,558
HSBC Securities (USA) Inc.	557,885	636,558
Mizuho Securities USA Inc.	557,885	636,558
Nomura Securities North America, LLC	557,885	636,558
Piper Jaffray & Co.	557,885	636,558
PNC Capital Markets LLC	557,885	636,558
RBC Capital Markets, LLC	557,885	636,558
RBS Securities Inc.	557,885	636,558
Scotia Capital (USA) Inc.	557,885	636,558
SG Americas Securities, LLC	557,885	636,558
SMBC Nikko Capital Markets Limited	557,885	636,558
Cabrera Capital Markets, LLC	398,079	454,216
CastleOak Securities, L.P.	398,079	454,216
Guzman & Company	398,079	454,216
Lebenthal & Co., LLC	398,079	454,216
Loop Capital Markets LLC	398,079	454,216
MFR Securities, Inc.	398,079	454,216
M.R. Beal & Company	398,079	454,216
Muriel Siebert & Co., Inc.	398,079	454,216
Samuel A. Ramirez & Co., Inc.	398,079	454,216
The Williams Capital Group, L.P.	398,079	454,216
Toussaint Capital Partners, LLC	398,079	454,216
Blaylock Robert Van, LLC	249,881	285,119

Total	68,570,000	78,239,712

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SCHEDULE II
TO PRICING AGREEMENT
Underwriting Agreement, dated March 2, 2011
Registration Statement No. 333-170876
INITIAL PRICE TO THE PUBLIC: $43.25
PURCHASE PRICE BY UNDERWRITERS: $43.03375
NUMBER OF SECURITIES TO BE PURCHASED
FROM METLIFE, INC: 68,570,000
NUMBER OF SECURITIES TO BE PURCHASED
FROM ALICO HOLDINGS LLC: 78,239,712
PARTIES TO LOCK-UP AGREEMENTS:
C. Robert Henrikson
Gwenn L. Carr
Kathleen Henkel
Steven A. Kandarian
Nicholas D. Latrenta
Maria R. Morris
William J. Mullaney
William J. Toppeta
William J. Wheeler
Sylvia Mathews Burwell
Eduardo Castro-Wright
Cheryl W. Grisé
R. Glenn Hubbard
John M. Keane
Alfred F. Kelly, Jr.
James M. Kilts
Catherine R. Kinney
Hugh B. Price
David Satcher, M.D.
Kenton J. Sicchitano
Lulu C. Wang
CLOSING DATE: March 8, 2011
TIME OF CLOSING: 10 A.M.
LOCATION OF CLOSING: the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019

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REPRESENTATIVES:	Goldman, Sachs & Co. Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC
ADDRESSES FOR NOTICES, ETC.:
IF TO THE REPRESENTATIVES:
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attention: Registration Department (Facsimile: 212-902-9316)
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attention General Counsel (Facsimile: 212-816-7912
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: LCD-IBD
IF TO THE COMPANY:
MetLife, Inc.
1095 Avenue of the Americas
New York, New York 10036
Attention: General Counsel
IF TO AIG OR THE SELLING STOCKHOLDER:
American International Group, Inc.
80 Pine Street
New York, New York 10005
Attention: General Counsel

I-SII-2